NASDAQ:VTRO

© Vertro, Inc. 2011

Safe harbor and use of non-GAAP financial measures

This presentation contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe,” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in Vertro reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, Vertro actual performance and results may vary from those stated herein, and Vertro undertakes no obligation to update the information contained herein. This presentation contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Vertro's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the current quarter earnings release, which can be found on Vertro's website at www.vertro.com.

Overview

Vertro owns and operates the alOt product portfolio Our focus is a creative App strategy using the internet and our ability to focus on consumers that want ease and speed when using access to the world wide web. Vibrant App Strategy Apps built both in-house and through third party relationships Partners include eBay, Amazon.com, AccuWeather.com, eMusic, Inuvo, Expedia, Groupon and others to drive growth Proprietary lifetime value model and online buying expertise Operating in Multiple High-Growth Markets: Marketed in 20 countries / 8 languages / over 500 verticals around the world Appbar released in primary target markets: planned distribution in all VERTRO markets within the next quarter Headquartered in New York, 37 employees as of June 30, 2011

Investment Highlights

Attractive valuation with a Current P/E of 7.3* Below the average for comparable peer companies Prior consistent EBITDA profitability on an adjusted basis for seven quarters. Adjusted EBITDA of $0.1 and revenues of $7.53 million in Q2 2011 Solid balance sheet, cash position and net working capital $4.9M in cash as at Q2 2011 No debt Untapped credit line of up to $8M with Bridge Bank NA Reduced operating costs through streamlining organization

*Current P/E calculated by earnings (ttm) / closing price on September 1, 2011.

Our Products: alOt Appbar

Our new home page: alOt Home

New, simple design showing strong initial results in value per user

Our Appbar is Fully Customizable

Online and throughout digital media, users are turning to apps to customize their experiences, increase their productivity, create entertainment value, and realize the Internet’s potential. Our Appbar makes this quick and easy.

Our Go-To Market Strategy

1. We market these products via online advertising and brand marketing

Our Go-To Market Strategy

2. We target audiences based on our buying expertise

Adding 5-10 new verticals each month from music to functionality - we make the internet user friendly

Vibrant App Strategy: In House Developed and Third Party Apps

Third Party Apps

In House Apps

10

Package Tracker

Maps

Email Notifier

AccuWeather.com

Facebook Birthdays

Select Q3 App Releases

Facebook Apps

We Monetize Through Search Advertising

We Also Monetize Through eCommerce, Sponsored Apps and Display Ads

App sponsorship

eCommerce

Display Ads

We have an Established User Base in ‘Region One’ and Rest-Of-World…

Available in 8 languages Marketed in 20 countries

Region One vs. Rest-of-world Toolbar users (millions)

‘Region One’ consists of English speaking countries: The United States, Canada, The United Kingdom, Ireland, New Zealand and Australia Source: Internal statistics; live users are defined as the number of unique toolbar users active on the Internet in the last 15 days of each period.

Regionally Diverse alOt Appbar and Home Page Search Queries…

270.1 Million search queries in Q2 2011:

Source: Internal statistics; total quarterly search volumes; Remainder in legacy product

Our Target Lifetime Value Model

Approximately 4.5 months to breakeven on customer acquisition spend 35% margin target for year one (total $ amounts vary significantly by vertical and market) Long revenue tail, flattening after year one

Initial customer acquisition spend to breakeven (approx. 4.5 months)

Margin growth – target 35% in year one followed by long-tail

35%

Market Strategy : Maximize Return Per Live User

Target customer acquisition with online buying expertise Direct Marketing Team acquires desired volume of users at optimal target price points Buying into over 500 verticals around the world, bidding on millions of keywords to diversify and grow our user base Proven capabilities High quality products create positive user experience Promoted and designed to increase installations / downloads Apps built for targeted users increase engagement and activity Enhanced response to targeted advertising in search and display Maximize Revenue Per User Application Strategy : either increase product distribution, user retention or non-search revenue Continued pipeline of App releases to increase user attraction New High Quality Apps designed to keep users for the long term Incremental improvements to attrition has significant effect on Life Time Value and increased ROI Increase Non-Search Revenue through e-Commerce, display ads, app sponsorship and other third party partnerships

Proven and experienced management team…

Extensive online targeting and direct mail marketing Former CEO of Bluestreak.com and Cogit Division President at Advo, Inc. Strategic financial & management consulting CFO at publicly-traded (Vizrt) Sr. level management experience within media and technology companies Over a decade of Internet Consumer Product Marketing experience. Original Product Manager of our core product suite Former partner at Porter, Wright, Morris & Arthur LLP

Peter Corrao CEO & President James Gallagher CFO Rob Roe General Manager John Pisaris General Counsel

Larry Weber, Non-executive Chairman Gerald Hepp, CPA, Independent Director Lee Simonson, Independent Director

Dr. Adele Goldberg, Independent Director Joseph Durrett, Independent Director Peter Corrao, Director

Board of Directors

FINANCIAL HIGHLIGHTS

Revenue and Profitability

$ Millions

Controlled Fixed Costs

Summary

Highly attractive portfolio of Appbars Vibrant App Strategy with partners like eBay, Amazon.com, AccuWeather.com, eMusic, Inuvo, Expedia, Groupon and others, will help drive future growth Proprietary lifetime value model and online buying expertise Marketed in 20 countries / 8 languages / over 500 verticals around the world Attractive Valuation with a Current P/E of 7.3* Below the average for comparable peer companies Solid balance sheet, cash position and net working capital $4.9M in cash as at Q2 2011 No debt Untapped credit line of up to $8M with Bridge Bank NA Reduced operating costs through streamlined organization

*Current P/E calculated by earnings (ttm) / closing price on September 1, 2011.

NASDAQ:VTRO

© Vertro, Inc. 2011